UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 5, 2007

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Approval of Fiscal Year 2008 Named Executive Officer Bonus Policy and Plan

On September 5, 2007, the Compensation Committee of the Board of Directors of SourceForge, Inc. (“Registrant”) approved a Fiscal Year 2008 Named Executive Officer Bonus Policy and Plan for Registrant’s fiscal year ending July 31, 2008 (the “Named Executive Officer Plan”), a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The Named Executive Officer Plan establishes the criteria, allocations, methodologies and metrics for the payment of quarterly bonuses, if any, to Registrant’s named executive officers. The bonus percentage allocations are fifty percent (50%) based on meeting non-GAAP earnings targets and fifty percent (50%) based on meeting revenue targets. If Registrant attains between 70% and 150% of either of its quarterly non-GAAP earnings and/or revenue targets, then the percentage attainment of such quarterly targets shall be multiplied by the named executive officer’s applicable potential quarterly bonus in order to determine the bonus payment, if any, payable to each named executive officer (i.e., pro rata payout). If Registrant fails to reach 70% of a quarterly non-GAAP earnings and/or revenue target in a particular quarter, then there shall be no quarterly bonus payout associated with such targets (i.e., 0% payout). If Registrant attains more than 150% of quarterly non-GAAP earnings and/or revenue targets in a particular quarter, then the bonus payout amount for that quarter shall be 150% of the applicable potential quarterly bonus (i.e., payout capped at 150%).

Modification To Certain Employment Terms Of Ali Jenab

On September 5, 2007, the Compensation Committee of Registrant’s Board of Directors approved an increase to the discretionary target bonus potential for Ali Jenab, Registrant’s President and Chief Executive Officer, from 50% to 75% of his annual base salary, subject to applicable taxes, and based upon agreed performance measures. The Compensation Committee of the Company’s Board of Directors, in its sole discretion, determines the actual amount of any bonus.

Modification To Director Compensation

On September 5, 2007, the Board of Directors approved an updated policy for independent, non-employee Board member compensation based on recommendations from Registrant’s Compensation Committee of the Board of Directors. The policy offers a total compensation package that the Board of Directors believes is commensurate with other similarly-situated public companies and aligns director and shareholder interests. Each non-employee director now receives an annual retainer of $20,000, $2,500 for in-person attendance throughout regularly-scheduled Board meetings, $1,250 for telephonic participation throughout regularly-scheduled Board of Directors meetings, and $500 for in person attendance or telephonic participation for any special unscheduled Board of Directors meetings. The chairperson of Registrant’s Board of Directors receives an additional annual retainer of $10,000. The chairperson of Registrant’s Audit Committee of the Board of Directors receives an annual retainer of $10,000. The Audit Committee members receive an annual retainer of $3,000 and Audit Committee members receive $1,500 for in-person attendance or telephonic participation for any Audit Committee meetings. The chairperson of Registrant’s Compensation Committee receives an annual retainer of $7,500 and Compensation Committee members receive an annual retainer of $3,000. Compensation Committee members receive $500 for in-person attendance or telephonic participation for any Compensation Committee meetings. The chairperson of Registrant’s Nominating Committee of the Board of Directors receives an annual retainer of $2,500 and Nominating Committee members receive an annual retainer of $500. Nominating Committee members receive $500 for in-person attendance or telephonic participation for any Nominating Committee meetings. Retainer payments will be made on a quarterly basis immediately prior to the beginning of each quarter for service to be provided during that quarter. All other director compensation payments set forth above will be made on a quarterly basis at the end of each quarter for service provided during that quarter.

The Compensation Committee also approved an amendment to Registrant’s 1999 Director Option Plan (the “Director Plan”), pursuant to which each non-employee director who joins Registrant’s Board of Directors will automatically receive a grant of an option to purchase 70,000 shares of Registrant’s Common Stock on the date on which such person becomes a director, rather than 80,000 shares of Registrant’s Common Stock as previously provided under the terms of the Director Plan. The shares subject to the options granted to non-employee directors vest over a three year period following the date of grant with one quarter of the total number of shares subject to the options vesting on the date of grant and one thirty-sixth of the remaining unvested shares vesting each month thereafter. The vesting of the options granted to our non-employee directors under the Director Plan will automatically accelerate upon a change of control of Registrant. All options automatically granted to directors under the Director Plan have an exercise price per share equal to the market price of our Common Stock on the date of grant and a ten year term, but generally terminate within a specified time, as defined in the Director Plan, following the date the option holder ceases to be a director or service provider of Registrant.

In addition to this amendment to the Director Plan, the Compensation Committee also approved a policy pursuant to which each non-employee director who has previously served at least six consecutive months prior thereto (including our current non-employee directors) will receive an annual grant of restricted stock purchase rights under Registrant’s 1998 Stock Plan. These restricted stock purchase rights will grant each non-employee director the right to purchase 10,000 shares of Registrant’s Common Stock at a purchase price per share equal to the par value of Registrant’s common stock ($.001) pursuant to the terms of a Restricted Stock Purchase Agreement. Restricted stock purchase rights granted with time based vesting will vest over one (1) year following the date of grant as follows: fifty percent (50%) immediately at the time of grant; and the remaining 50% on the one (1) year anniversary of the grant date, subject to the grantee continuing to serve as a service provider to Registrant on each such date. Registrant’s form of Restricted Stock Purchase Agreement was filed as Exhibit 10.1 to its Current Report Form 8-K dated August 31, 2006 (SEC Film No.: 061079402).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fiscal Year 2008 Named Executive Officer Bonus Policy and Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC.
a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris
Senior Vice President and Chief Financial Officer

Date: September 11, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fiscal Year 2008 Named Executive Officer Bonus Policy and Plan